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news release

Media Hotline: 1-888-326-6694
Resource Center: 1-800-732-6643

Contact: Latressa Cox
202-752-6707

Number: 4059

Date: July 17, 2007

Fannie Mae Announces Third Quarter Common and Preferred Stock Dividends

WASHINGTON, DC – The Board of Directors of Fannie Mae (FNM/NYSE) today declared a third quarter dividend on the company’s common stock of fifty cents ($0.50) per share. The Board also declared dividends on the company’s preferred stock.

The dividend payments declared by the Board are as follows:

•	a dividend on its outstanding common stock of $0.50 per share;

•	a dividend on its outstanding preferred stock, Series D, of $0.65625 per share;

•	a dividend on its outstanding preferred stock, Series E, of $0.63750 per share;

•	a dividend on its outstanding preferred stock, Series F, of $0.5700 per share;

•	a dividend on its outstanding preferred stock, Series G, of $0.5738 per share;

•	a dividend on its outstanding preferred stock, Series H, of $0.7263 per share;

•	a dividend on its outstanding preferred stock, Series I, of $0.6719 per share;

•	a dividend on its outstanding preferred stock, Series L, of $0.6406 per share;

•	a dividend on its outstanding preferred stock, Series M, of $0.5938 per share;

•	a dividend on its outstanding preferred stock, Series N, of $0.6875 per share;

•	a dividend on its outstanding preferred stock, Series O, of $0.9394 per share; and

•	a dividend on its outstanding Convertible Series 2004-1 preferred stock, of $1,343.75 per share.

The dividend payment on the common stock will be made to registered holders of common stock as shown on the books of the corporation at the close of business on July 31, 2007, to be payable on August 27, 2007.

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Third Quarter Common Stock Dividend
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A dividend of $0.65625 per share will be paid to the registered holders of preferred stock, Series D, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock Series D will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.63750 per share will be paid to the registered holders of preferred stock, Series E, as shown on the books of the corporation at the close of business on September 17, 2007 for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series E will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.5700 per share will be paid to the registered holders of preferred stock, Series F, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series F will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.5738 per share will be paid to the registered holders of preferred stock, Series G, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series G will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.7263 per share will be paid to the registered holders of preferred stock, Series H, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series H will be made on the next business day, Monday, October 1, 2007.

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Third Quarter Common Stock Dividend
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A dividend of $0.6719 per share will be paid to the registered holders of preferred stock, Series I, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series I will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.6406 per share will be paid to the registered holders of preferred stock, Series L, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series L will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.5938 per share will be paid to the registered holders of preferred stock, Series M, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series M will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.6875 per share will be paid to the registered holders of preferred stock, Series N, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series N will be made on the next business day, Monday, October 1, 2007.

A dividend of $0.9394 per share will be paid to the registered holders of preferred stock, Series O, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the preferred stock, Series O will be made on the next business day, Monday, October 1, 2007.

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Third Quarter Common Stock Dividend
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A dividend of $1,343.75 per share will be paid to the registered holders of Convertible Series 2004-1 preferred stock, as shown on the books of the corporation at the close of business on September 17, 2007, for the period from and including June 30, 2007, to but excluding September 30, 2007, to be payable on September 30, 2007, which is a Sunday. Accordingly, dividend payments on the Convertible Series 2004-1 preferred stock will be made on the next business day, Monday, October 1, 2007.

The preferred stock dividends were declared in accordance with their respective Certificates of Designation of Terms, all of which are available on the company’s Web site, www.fanniemae.com.

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Fannie Mae is a shareholder-owned company with a public mission. We exist to expand affordable housing and bring global capital to local communities in order to serve the U.S. housing market. Fannie Mae has a federal charter and operates in America’s secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. Our job is to help those who house America.